Exhibit 99.1

NAME OF BUYER

_________ __, 2008

Mr./Ms. _______________,
as Agent for
______________(“Seller”)

Ladies and Gentlemen:

This will confirm our agreement and understanding relating to the purchase by ________________ (the “Buyer”), of ________ shares of Common Stock, par value $.001 per share (the "Shares"), of Medical Design Studios, Inc., a Nevada corporation (the “Company”), for a purchase price of $_______ per share, which is being paid to you, as Agent for _______________ (the “Seller”), immediately following the execution and delivery of this agreement. The purchase and sale of the Shares will be effected upon and subject to the following terms and conditions:

1.    Concurrently herewith, you are releasing to the Company the original stock certificates representing the Shares, duly endorsed for transfer to the Buyer, or with appropriate executed assignments attached. Against such delivery, the Buyer is paying to you the purchase price for the Shares, by check or wire transfer, in accordance with your instructions.

2.    In order to induce the Buyer to acquire the Shares, you hereby represent and warrant to the Buyer, personally and as Agent for the Seller that:

(a)    the Seller is the sole legal and beneficial owner and holder of the Shares, free and clear of any and all liens, pledges, security interests, encumbrances or other adverse claims or interests of any kind whatsoever;

(b)    the Shares are duly authorized, validly issued and outstanding, and fully paid and non-assessable;

(c)    the Seller has full right, power and authority, without the necessity of any consent or approval of any other person or entity, to enter into and perform its obligations under this agreement, and to transfer the Shares to the Buyer hereunder;

(d)    this agreement constitutes the Seller’s valid and binding obligation, enforceable against the Seller in accordance with its terms, except to the extent limited by bankruptcy, insolvency, or other such laws affecting creditors’ rights generally;

(e)    the transfer of the Shares hereunder will not constitute a breach or violation of, or conflict with, any agreement, commitment or other obligation to which the Seller is a party or by which it is bound;

(f)    the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to own its assets and conduct its business as owned and conducted on the date hereof; and the Company is not required to be qualified as a foreign corporation under the laws of any jurisdiction;

(g)    prior to the date hereof, the Company has not engaged in any business operations other than providing digital displays to companies that assist attorneys to prepare or enhance exhibits for trials involving medial issues; and the Company has no material liabilities other than for normal costs and expenses incurred in connection with such operations.

(h)    the outstanding capital stock of the Company consists of 10,000,000 shares of common stock; and there are no outstanding stock options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock of the Company, and the Company has no commitments to issue any such options, warrants, convertible securities or other rights;

(i)    the Seller has not entered into any material agreement in the name or on behalf of the Company;

(j)    to the Seller’s knowledge, the Company is not in default of any of its legal or contractual obligations;

(k)    to the Seller’s knowledge, the Company is in compliance in all material respects with all laws, statutes, regulations, rules and ordinances applicable to the conduct of its business, and has in full force and effect all licenses, permits and other authorizations required for the conduct of its business as presently constituted;

(l)    to the Seller’s knowledge, there is no pending or threatened litigation, arbitration, administrative proceeding or other legal action or proceeding against the Company or relating to its business.

(m)    you are authorized to act as Agent for the Seller; and

3.    In order to induce the Seller to sell and transfer the Shares to the Buyer hereunder, the Buyer hereby represents and warrants to you that (a) the Buyer has full power and authority to execute and deliver this agreement and perform its obligations hereunder, and (b) this agreement has been duly authorized by all necessary action on the part of the Buyer, and constitutes the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent limited by bankruptcy, insolvency or other such laws affecting creditors’ rights generally.

4.    All representations and warranties made by you and the Seller in this agreement will survive the transfer of the Shares hereunder, and may be assigned by the Buyer to the Company. The Buyer (and, if so assigned, the Company), on the one hand, and you and the Seller, on the other hand, will indemnify and hold harmless the other from and against any and all costs, claims, damages, losses, liabilities, deficiencies and expenses (including reasonable attorneys’ fees) that the other such party may incur, sustain or suffer as a result of or by reason of any breach by the indemnifying party of any of the representations or warranties made by such indemnifying party in this agreement.

5.    This agreement will constitute, and may be presented to the Company as, the Seller’s irrevocable authorization to transfer the record ownership of the Shares to the Buyer on the books of the Company.

6.    From time to time from and after the date hereof, we will each execute and deliver to one another any and all such further agreements, instruments, certificates and other documents as may reasonably be requested by the other such party in order more fully to consummate the transactions described herein.

7.    This Agreement may not be amended orally, and shall be binding upon and inure to the benefit of you, the Buyer, the Company and the Seller and their respective heirs, executors, administrators, personal representatives, successors and assigns.

8.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. This Agreement may be executed in counterparts.

If the foregoing fairly sets forth our entire agreement and understanding with regard to the transactions described herein, kindly confirm same by countersigning and returning to me and the Company a duplicate copy of this letter.

Very truly yours,

_____________, on behalf of Buyer

Accepted, Confirmed and Agreed to:

__________________, as Agent for
____________________, the Seller

Seller’s Surrendered Certificate No(s).:	Buyer’s Information for Transfer Agent:

Address
Remaining Shares, if any: _________
Tel. No.

S.S. or Tax I.D. No.